EXHIBIT 1.01

JWH GlobalAnalytics Fund, L.P.
301 Yamato Road
Suite 2200
Boca Raton, Florida 33431

FORM OF SELLING AGREEMENT

Dated as of                     , 2006

JWH GlobalAnalytics Fund, L.P. (the ‘‘Partnership’’), a limited partnership organized pursuant to a certificate of limited partnership filed on May 12, 2006 (the ‘‘Certificate of Limited Partnership’’) and a limited partnership agreement dated as of                     , 2006 (the ‘‘Limited Partnership Agreement’’) under the Delaware Revised Uniform Limited Partnership Act (the ‘‘DRULPA’’), proposes, subject to the terms and conditions set forth in this Agreement, to offer, sell, and issue up to 2,500,000 units of limited partnership interest in the Partnership (‘‘Units’’), in two series (‘‘Standard Series Units’’ and ‘‘Advisory Series Units’’, respectively, and either, a ‘‘Series’’).

John W. Henry & Company, Inc., a Florida corporation (‘‘JWH’’), is the sole general partner and trading advisor of the Partnership (the ‘‘General Partner’’).

UBS Securities LLC, a Delaware limited liability company (the ‘‘Clearing Broker’’), acts as the clearing commodity broker pursuant to a futures brokerage agreement between the Clearing Broker and the Partnership, dated as of                     , 2006 (the ‘‘Futures Agreement’’).

The undersigned (the ‘‘Selling Agent’’) will act as a selling agent for the Partnership on a ‘‘best efforts’’ basis, in accordance with the terms and conditions of this Agreement.

Prior to the Initial Closing, as defined below, subscriptions for Units will be held by [                                                ], as escrow agent (the ‘‘Escrow Agent’’), pursuant to an escrow agreement among the Partnership, the Escrow Agent and the Selling Agent, dated as of                     , 2006 (the ‘‘Escrow Agreement’’).

1.    Representations and Warranties of the General Partner and the Partnership.     The General Partner represents and warrants to each of the other parties hereto as to itself, and the Partnership represents and warrants to the Selling Agent as to itself, with respect to the agreements to which it is a party and with respect to the other applicable documents, as follows:

(a)    The Partnership has provided to the Selling Agent, and filed with the Securities and Exchange Commission (the ‘‘SEC’’) on [                                                ], 2006, a registration statement on Form S-1 (SEC File No. 333-                    ), for the registration of 2,500,000 Units, under the Securities Act of 1933, as amended (the ‘‘1933 Act’’), and the rules and regulations promulgated by the SEC thereunder (the ‘‘SEC Regulations’’). Copies of such registration statement have also been filed with: (i) NASD Regulation, Inc. (the ‘‘NASD’’) pursuant to its Conduct Rules; and (ii) the National Futures Association (the ‘‘NFA’’) in accordance with NFA Compliance Rule 2-13. The registration statement and the prospectus included therein are hereinafter called the ‘‘Registration Statement’’ and the ‘‘Prospectus,’’ respectively, except that if the Partnership files a post-effective amendment to its registration statement, then the term ‘‘Registration Statement’’ shall, from and after the filing of each such amendment, refer to the Registration Statement, as amended by such amendment, and the term ‘‘Prospectus’’ shall refer to the amended prospectus then on file with the SEC as part of the Registration Statement; and if a prospectus as first issued in compliance with the SEC Regulations shall differ from the prospectus on file at the time the applicable Registration Statement or any amendment thereto shall have become effective, the term ‘‘Prospectus’’ shall refer to the prospectus most recently so issued from and after the date on which it shall have been issued, including any amendment or supplement thereto. The Partnership will not file any amendment to the Registration Statement or any amendment or supplement to the Prospectus unless the Selling Agent has received reasonable prior notice of and a copy of such amendment or supplement and has not reasonably objected thereto in writing within one business day of receipt of such notice and copy.

(b)    The Limited Partnership Agreement provides for the subscription for and sale of the Units; all action required to be taken by the General Partner and the Partnership as a condition to the sale of the Units to qualified subscribers therefor has been, or prior to each Closing (as defined in Section 3(b) hereof) will have been, taken; and, upon payment of the consideration therefor specified in each accepted Subscription Agreement and Power of Attorney, in the form included in the Prospectus (the ‘‘Subscription Agreement’’), the Units will constitute valid limited partnership interests in the Partnership.

(c)    The Partnership is a limited partnership duly organized pursuant to the Certificate of Limited Partnership, the Limited Partnership Agreement, and the DRULPA, and is validly existing under the laws of the State of Delaware with full power and authority to engage in the trading of futures interests (as defined in the Prospectus) and to engage in its other contemplated activities as described in the Prospectus; the Partnership has received a certificate of authority to do business in the State of Florida as provided by Section 620.1902 of the Florida Revised Uniform Limited Partnership Act of 2005 and is qualified to do business in each jurisdiction in which the nature or conduct of its business requires such qualification and where the failure to be so qualified could materially adversely affect the Partnership’s ability to perform its obligations hereunder or under its Limited Partnership Agreement, the Futures Agreement, or the Escrow Agreement, as applicable.

(d)    The General Partner is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida, and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature or conduct of its business requires such qualification and where the failure to be so qualified could materially adversely affect the General Partner’s ability to perform its obligations hereunder or under the Limited Partnership Agreement, or as described in the Prospectus.

(e)    Each of the Partnership and the General Partner has full partnership or corporate power and authority, as applicable, under applicable law to conduct its business and perform its respective obligations, as applicable, under the Limited Partnership Agreement, the Futures Agreement, the Escrow Agreement, and this Agreement.

(f)    When the Registration Statement becomes effective under the 1933 Act and at all times subsequent thereto up to and including each Closing, the Registration Statement and the Prospectus will comply in all material respects with the requirements of the 1933 Act, the SEC Regulations, the Commodity Exchange Act, as amended (the ‘‘CEAct’’), the rules and regulations adopted by the Commodity Futures Trading Commission (the ‘‘CFTC’’) under the CEAct (the ‘‘CFTC Rules’’), and the rules of the NASD and the NFA. As of its effective date, the Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of its date of issue and as of each Closing, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading. Any supplemental sales literature employed in offering the Units (‘‘Sales Literature’’), when read in conjunction with the Prospectus, as of its date of issue and as of each Closing, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading. Any Sales Literature will comply with the 1933 Act, the SEC Regulations, the CEAct, the CFTC Rules, and the rules of the NASD and the NFA. This representation and warranty shall not, however, apply to any statement or omission in the Registration Statement, Prospectus, or Sales Literature relating to the Selling Agent or made in reliance upon and in conformity with information furnished by the Selling Agent.

(g)    The accountants who certified the financial statements filed with the SEC as part of the Registration Statement are, with respect to the General Partner and the Partnership, independent public accountants as required by the 1933 Act and the SEC Regulations.

(h)    The financial statements filed as part of the Registration Statement and those included in the Prospectus present fairly the financial position of the Partnership and of the General Partner as of the dates indicated; and, to the best of their knowledge, said financial statements have been prepared in conformity with generally accepted accounting principles (as described therein).

(i)    Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated in or contemplated by the Registration Statement and the Prospectus, there has not been any material adverse change in the condition, financial or otherwise, business or prospects of the General Partner or the Partnership, whether or not arising in any ordinary course of business.

(j)    The General Partner will have a net worth at each Closing sufficient in amount and satisfactory in form to meet the net worth requirements set forth in the Limited Partnership Agreement and will maintain its minimum investment in Units of General Partnership Interest as provided in the Limited Partnership Agreement.

(k)    The Limited Partnership Agreement and this Agreement have each been duly and validly authorized, executed, and delivered by the General Partner on behalf of the Partnership and the General Partner, and each constitutes a valid and binding agreement of the Partnership and of the General Partner, enforceable in accordance with its terms. The Futures Agreement and the Escrow Agreement have each been duly and validly authorized, executed, and delivered by the General Partner on behalf of the Partnership, and each constitutes a valid and binding agreement of the Partnership, enforceable in accordance with its terms.

(l)    The execution and delivery of the Limited Partnership Agreement, the Futures Agreement, the Escrow Agreement, and this Agreement, the incurrence of the obligations set forth in each of such agreements, and the consummation of the transactions contemplated therein and in the Registration Statement and the Prospectus, will not violate, or constitute a breach of, or default under, the certificate of incorporation or bylaws of the General Partner, the Certificate of Limited Partnership or the Limited Partnership Agreement of the Partnership, or any other agreement or instrument by which either the General Partner or the Partnership, as the case may be, is bound, or any law, order, rule, or regulation applicable to the General Partner or the Partnership of any court, governmental body, administrative agency, panel, or self-regulatory organization having jurisdiction over the General Partner or the Partnership.

(m)    Except as set forth in the Registration Statement or the Prospectus, there has not been in the five years preceding the date of the Prospectus and there is not pending or, to the best of the General Partner’s knowledge, threatened, any action, suit, or proceeding at law or in equity before or by any court, governmental body, administrative agency, panel, or self-regulatory organization to which the Partnership, the General Partner, or any of the ‘‘principals’’ of the General Partner, as defined in CFTC Rule 4.10(e) (‘‘General Partner Principals’’), is or was a party, or to which any of the assets of the General Partner or the Partnership is or was subject; and neither the General Partner nor any General Partner Principal has received any notice of an investigation by the SEC, CFTC, NASD, or NFA regarding non-compliance by the General Partner, the General Partner Principals, or the Partnership with the 1933 Act, the SEC Regulations, the Securities Exchange Act of 1934, as amended (the ‘‘1934 Act’’), any other federal securities laws, rules or regulations, the CEAct, the CFTC Rules, or the rules of the NASD or the NFA, which action, suit, proceeding, or investigation resulted or might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, business or prospects of the General Partner or the Partnership, or which could be material to an investor’s decision to invest in the Partnership.

(n)    The General Partner and each ‘‘principal’’ of the General Partner, as defined in CFTC Rule 3.1(a), have all federal, state, and foreign governmental, regulatory, self-regulatory, and exchange approvals, licenses, registrations, and memberships, and have effected all filings with federal, state, and foreign governmental regulators, self-regulatory organizations, and exchanges required to conduct their business and to act as described in the Registration Statement and the Prospectus, or required to perform their obligations under the Limited Partnership Agreement, the Futures Agreement, the Escrow Agreement, and this Agreement. The General Partner is registered as a commodity pool operator (‘‘CPO’’) and commodity trading advisor (‘‘CTA’’) under the CEAct and is a member of the

NFA as a commodity pool operator and commodity trading advisor. The General Partner’s principals identified in the Prospectus are all of the General Partner Principals.

(o)    To the extent required under CFTC Rules and applicable CFTC staff no-action letters, the actual performance of all pools ‘‘operated’’ within the meaning of the CEAct by the General Partner and the General Partner Principals as a CPO, and all accounts managed by the General Partner and the General Partner Principals as a CTA, is disclosed in the Prospectus.

2.    Covenants of the Partnership and the General Partner.     The Partnership as to itself, and the General Partner as to itself covenants and agrees as follows:

(a)    The Partnership will use its best efforts to cause the Registration Statement to become effective as promptly as possible. The Partnership will prepare and file with the SEC, CFTC, NASD and NFA any amendments to the Registration Statement, and any amendments and supplements to the Prospectus, which the General Partner determines are necessary or advisable in connection with the offering and sale of Units, and will use its best efforts to cause the same to become effective as promptly as possible.

(b)    As soon as the Partnership is advised or obtains knowledge thereof, the Partnership will advise the Selling Agent of any requests made by the SEC, CFTC, NASD, or NFA to amend the Registration Statement, to amend or supplement the Prospectus, or for additional information, or of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, of any order by the SEC, CFTC, NASD, or NFA preventing or suspending the use of the Prospectus, or of the institution of any proceedings for any such purpose, and will use its best efforts to prevent the issuance of any such order and, if any such order is issued, to obtain the lifting thereof as promptly as possible.

(c)    If, at any time after the effective date of the Registration Statement and any amendment thereto, any event occurs involving the Partnership, the General Partner, or any General Partner Principal, or of which the Partnership, the General Partner, or any General Partner Principal is aware, as a result of which the Registration Statement or the Prospectus, as then amended and supplemented, would include any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein (and, with respect to the Prospectus, in light of the circumstances under which they were made) not misleading, or if it becomes necessary or desirable at any time to amend or supplement the Registration Statement or the Prospectus to comply with the 1933 Act, the SEC Regulations, the CEAct, the CFTC Rules, or the rules of the NASD or the NFA, the Partnership will promptly notify the Selling Agent thereof and will prepare and file with the SEC, CFTC, NASD, and NFA an amendment or supplement that will correct such statement or omission or that will effect such compliance.

(d)    The Partnership will furnish to the Selling Agent copies of the Registration Statement, the Prospectus, all amendments and supplements thereto, and all annual and monthly financial statements and reports delivered to Limited Partners, in each case as soon as available and, in the case of the Prospectus, in such quantities as the Selling Agent may reasonably request for delivery to it.

3.    Appointment of the Selling Agent.

(a)    Subject to the terms and conditions set forth in this Agreement, the Partnership hereby appoints the Selling Agent on a non-exclusive basis as its selling agent to offer and sell Standard Series Units and/or Advisory Series Units (as indicated by check mark on the signature page of this Agreement) on a best efforts basis, without any firm commitment on the part of the Selling Agent to purchase any Units. The Selling Agent shall offer for sale up to 2,500,000 Units and such additional Units as the General Partner may, in its discretion, register and offer for sale from time to time.

(b)    The ‘‘Initial Offering Period’’ will be the period commencing on the date of the Prospectus and continuing for 90 days thereafter, unless all of the registered Units have previously been subscribed for, the General Partner has sooner terminated the Initial Offering Period, or the General Partner has extended the Initial Offering Period for up to an additional 90 days. During the Initial Offering Period, the Selling Agent will offer Units for sale at an initial closing (the ‘‘Initial Closing’’), which will be held within 10 business days following the end of the Initial Offering Period. However, the General Partner may at its discretion hold such Initial Closing at any time during the Initial Offering Period. The Initial Closing shall not take place unless subscriptions have been accepted for at least 200,000 Units. If the minimum number of Units is not sold during the Initial Offering Period, the offering of Units shall terminate, and all subscription amounts (together with any interest earned thereon) shall be refunded to subscribers, as described in the Prospectus. Units which remain unsold following the Initial Closing shall be offered for sale in the Partnership’s continuing offering (the ‘‘Continuing Offering’’), at monthly closings to be held as of the first business day of each month (each, a ‘‘Monthly Closing’’, and together with the Initial Closing, a ‘‘Closing’’). At the first Closing at which Units of a Series are issued, Units of that Series will be issued at a price equal to $100.00 per Unit, and, thereafter, Units of that Series will be issued at a price per Unit equal to 100% of the ‘‘Net Asset Value per Unit’’ (as defined in the Limited Partnership Agreement) of that Series as of the close of business on the last day of the month preceding the applicable Monthly Closing. The minimum initial subscription shall be $10,000, except that subscribers who are trustees or custodians of eligible employee benefit plans and individual retirement accounts may make a $2,000 minimum initial investment. The minimum subscription for subscribers who already own Units and desire to make an additional investment is $2,000. The number of Units received by a subscriber will be rounded to the fourth decimal place.

(c)    Notwithstanding any provision to the contrary herein, the General Partner will have the sole discretion to accept or reject any subscription for Units in whole or in part at any time prior to acceptance.

(d)    No selling commissions will be charged with respect to the sale of Units. The Partnership understands, however, that the Selling Agent may compensate its employees from upfront and ongoing payments made by the General Partner to the Selling Agent with respect to sales of Standard Series Units, or from ‘‘wrap fees’’ charged by the Selling Agent to investors purchasing Advisory Series Units, as described in Section 3(e).

(e)    In the case of Advisory Series Units, such Units shall be sold by the Selling Agent exclusively to investors who represent that the Selling Agent is directly compensated by such investors for services relating to such investors’ portfolios or accounts pursuant to ‘‘wrap account’’ or similar arrangements. The General Partner will make no upfront or ongoing payments to the Selling Agent with regard to Advisory Series Units, nor will the investors purchasing such Advisory Series Units be charged a monthly service fee, as described below. In the case of Standard Series Units sold by the Selling Agent, the General Partner will prepay an upfront service fee to the Selling Agent equal to two percent (2.0%) of the Net Asset Value per Standard Series Unit as of the applicable Closing for each Standard Series Unit sold by the Selling Agent and issued at such Closing. Following the Closing at which Standard Series Units are issued to an investor, the Standard Series Units will be charged a monthly service fee at a two percent (2.0%) annual rate (0.1667% monthly) of the Net Asset Value per Unit as of the last day of each month. For the first 12 months following the Closing at which Standard Series Units are issued to an investor, the General Partner will retain the monthly service fee to reimburse the General Partner for the upfront service fee paid by the General Partner to the Selling Agent. Commencing with the 13th month following the Closing at which Standard Series Units are issued to an investor purchasing such Standard Series Units through the Selling Agent, the service fee shall be paid by the Partnership to the General Partner, and in turn paid by the General Partner to the Selling Agent for certain ongoing services to such investors, as described in Section 3(g). Notwithstanding the foregoing, the aggregate of all service fees paid to the Selling Agent with regard to any Standard Series Unit shall not exceed ten percent (10.0%) of the initial purchase price paid by the investor for such Standard Series Unit; accordingly, no additional service fees shall be payable to the Selling Agent with regard to any Standard Series Unit following payment of the maximum aggregate fees payable with respect thereto under NASD Conduct Rule 2810. At such time as the maximum service fees under NASD Conduct Rule 2810 have been paid with respect to a Standard Series Unit, the Standard Series Unit will convert into an equivalent dollar amount of Advisory Series

Units (rounded to the fourth decimal place) based upon the Net Asset Value per Unit of the Standard Series Units and Advisory Series Units at the time of conversion. Thereafter, no service fee will be charged to such Unit(s).

(f)    Notwithstanding the foregoing, the General Partner will not pay any such service fees to the Selling Agent, and the Selling Agent shall not remit any portion of such service fees to any employee, if the Selling Agent or such employee is not legally qualified or permitted to receive such compensation. In that regard: (i) the Selling Agent shall be a securities broker or dealer registered as such with the SEC under Section 15 of the 1934 Act, a member in good standing of the NASD, and registered or licensed as a broker or dealer in the state or other jurisdiction where the investor to whom the Standard Series Units were sold resides; and (ii) any employee of the Selling Agent to whom any portion of the service fee may be paid shall be in good standing with the NASD as a registered principal or representative of the Selling Agent, and registered or licensed as an agent or salesperson of the Selling Agent in the state or other jurisdiction where the investor to whom the Standard Series Units were sold resides, and authorized under such registrations or licenses to sell securities such as the Standard Series Units.

(g)    The ongoing services that the Selling Agent and its employees shall provide on an ongoing basis to Limited Partners in consideration of the service fee and until their Units are redeemed (notwithstanding that a service fee may no longer be payable to the Selling Agent with regard to a Limited Partner’s Units because the limit on such fee described in Section 3(e) may have been reached) will include, but not be limited to: (i) inquiring of the General Partner from time to time, at the request of Limited Partners, as to the Net Asset Value of a Unit; (ii) inquiring of the General Partner from time to time, at the request of Limited Partners, as to the futures markets and the activities of the Partnership; (iii) responding to questions of Limited Partners from time to time with respect to monthly account statements, annual reports, financial statements, and annual tax information furnished periodically to Limited Partners; (iv) providing advice to Limited Partners from time to time as to when and whether to make additional investments or to redeem Units; (v) assisting Limited Partners from time to time in the redemption of Units; and (vi) providing such other services as Limited Partners from time to time may reasonably request.

(h)    The Selling Agent and the General Partner acknowledge that: (i) the Partnership shall have no liability to the Selling Agent or any employee of the Selling Agent with regard to any service fee described above; and (ii) the General Partner will be paid any and all redemption fees imposed on Limited Partners in accordance with Section 10(b) of the Limited Partnership Agreement.

4.    Representations, Warranties and Undertakings of Selling Agent.

(a)    The Selling Agent represents and warrants to the Partnership and the General Partner and agrees as follows:

(i)    The Selling Agent is a corporation, limited partnership, limited liability company, or other organization duly organized and validly existing and in good standing under the laws of the state of its organization, is a member in good standing of the NASD, and has full power and authority to act as selling agent in the manner contemplated by this Agreement and as described in the Registration Statement and the Prospectus. The Selling Agent is in good standing and qualified to do business in each jurisdiction in which the nature or conduct of its business requires such qualification and where the failure to be duly qualified would materially adversely affect the Selling Agent’s ability to perform its obligations hereunder.

(ii)    The Selling Agent and any employees or representatives of the Selling Agent who are engaged in the offering or sale of Units are in good standing and in compliance with all applicable broker-dealer registration or license requirements, or registered principal or registered representative requirements in the places where the Units will be offered or sold by the Selling Agent.

(iii)    The Selling Agent will offer and sell Units in compliance with the requirements set forth in the Registration Statement, the Prospectus (particularly under the captions ‘‘Summary – The Offering,’’ ‘‘Plan of Distribution,’’ ‘‘Subscription Procedure,’’ and ‘‘Certain ERISA

Considerations’’), the Subscription Agreement, and this Agreement. The Selling Agent will comply fully at all times with all applicable federal, state, and foreign securities and commodities laws (including, without limitation, the 1933 Act, the 1934 Act, the CEAct, and the state securities (‘‘Blue Sky’’) laws of the jurisdictions in which the Selling Agent solicits subscriptions), and all requirements of the NASD (particularly Conduct Rule 2810), the Board of Governors of the Federal Reserve System, and the securities and commodities exchanges and other governmental regulators and self-regulatory authorities and organizations having jurisdiction over the Selling Agent. Specifically: (A) the Selling Agent will not permit the purchase of any Units by a customer account over which the Selling Agent has discretionary authority without the prior written approval by the customer owning such account; (B) the Selling Agent confirms that it has reasonable grounds to believe that all material facts are adequately and accurately disclosed in the Prospectus, which provides a basis for evaluating the Partnership; (C) the Selling Agent confirms that in determining the adequacy of disclosed facts pursuant to clause (B), it has obtained information on material facts relating to: (1) items of compensation, (2) tax aspects, (3) financial stability and experience of the General Partner, and (4) the Partnership’s conflicts and risk factors; (D) in recommending to a subscriber the purchase or redemption of Units, the Selling Agent shall take such measures as are reasonably necessary to assure itself that its employees making such recommendations (1) have informed such subscriber of all pertinent facts relating to the liquidity and marketability of the Units, and (2) have reasonable grounds to believe, on the basis of information obtained from such subscriber concerning the subscriber’s investment objectives, other investments, financial situation and needs, and any other information known by such employees, that: (a) such subscriber is or will be in a financial position appropriate to enable the subscriber to realize to a significant extent the benefits described in the Prospectus, (b) such subscriber has a fair market net worth sufficient to sustain the risks inherent in the purchase of Units, including loss of investment and lack of liquidity, and (c) the purchase of Units is otherwise suitable for such subscriber; (E) the Selling Agent shall take such measures as are reasonably necessary to assure itself that each subscriber has received a Prospectus at least five business days prior to the applicable Closing; and (F) the Selling Agent will maintain all files containing information disclosing the basis upon which the determination of suitability was reached for each subscriber for a period of 6 years following the earlier of (1) when such information was last replaced or updated or (2) when the account belonging to such subscriber was closed.

(iv)    The Selling Agent will not distribute any information about the Partnership, the General Partner, or the Units or make any representations concerning the Partnership, General Partner, or the Units, other than those in the Prospectus or in Sales Literature provided by the Partnership or the General Partner.

(v)    The Selling Agent will only offer or sell Units of the Series indicated on the signature page of this Agreement and will only receive compensation for the offer and sale of such Units in accordance with the provisions of Section 3(e) of this Agreement, and will not charge or receive any other fees or commissions in respect thereof.

(vi)    The Selling Agent will not remit any portion of any compensation received in connection with the offer and sale of Units to any employee of the Selling Agent unless such employee is legally qualified and permitted to receive such compensation. In that regard, any employee of the Selling Agent who receives such remittance must be in good standing with the NASD as a registered principal or representative of the Selling Agent, be registered or licensed as an agent in the state or other jurisdiction where the investor to whom the Units were sold resides, and be authorized under such registrations or licenses to sell securities such as the Units.

(vii)    This Agreement has been duly and validly authorized, executed, and delivered by the Selling Agent and constitutes a valid and binding agreement of the Selling Agent, enforceable in accordance with its terms.

(viii)    The execution and delivery of this Agreement, the incurrence of the obligations set forth herein, and the consummation of the transactions contemplated herein will not violate, or constitute a breach of, or default under, any certificate, articles, bylaws, agreement, or other instrument by which the Selling Agent is bound or any law, order, rule or regulation applicable to the Selling Agent of any court, governmental body, administrative agency, panel, or self-regulatory organization having jurisdiction over the Selling Agent.

(b)    The Selling Agent agrees to use its best efforts to offer and sell Units on the terms set forth in this Agreement, the Registration Statement, and the Prospectus. It is understood that the Selling Agent has no commitment to offer and sell Units or to purchase Units, other than to use its best efforts to offer and sell Units.

(c)    The Selling Agent will make the public offering of Units at the offering prices and on the other terms and conditions set forth in the Registration Statement, the Prospectus, and this Agreement. The Selling Agent will offer and sell Units only to persons who satisfy the suitability and/or minimum investment requirements set forth in the Prospectus and the Subscription Agreement and who, to the General Partner’s satisfaction, complete a Subscription Agreement. The Selling Agent will conduct a thorough review in accordance with the terms of this Agreement to assure the suitability of each subscriber for Units and the accuracy and completeness of each Subscription Agreement before forwarding it to the General Partner.

(d)    At least seven business days prior to any Closing, the Selling Agent shall forward to the General Partner and the Escrow Agent all Subscription Agreements applicable to such Closing that have been received and not immediately rejected by the Selling Agent. Subsequent to its review of each Subscription Agreement, the General Partner will notify the Selling Agent, within two business days of receipt by the General Partner of such Subscription Agreement and in all cases prior to the Closing, and the Selling Agent shall notify each subscriber by the business day following the Selling Agent’s receipt of notice from the General Partner, of the General Partner’s acceptance of all, a portion, or none of the subscriber’s subscription.

(e)    All funds from subscriptions received by the Selling Agent during the Initial Offering or the Continuing Offering will be promptly deposited by the Selling Agent in the Escrow Account as described below. A subscriber whose Subscription Agreement is received by the Selling Agent and whose subscription is not immediately rejected by the Selling Agent must pay the full subscription amount by check or by means of available funds in the subscriber’s customer account with the Selling Agent by the first business day following the date that the subscriber’s Subscription Agreement is received by the Selling Agent, and the Selling Agent will transfer such subscription funds, by check from the subscriber or by wire transfer from the subscriber’s account, to the Escrow Agent within 2 business days of receipt of such subscription funds by the Selling Agent. All checks received from the Selling Agent from subscribers shall be made payable to ‘‘SunTrust Bank as Escrow Agent for JWH GlobalAnalytics Fund, L.P.’’ The Selling Agent will notify the General Partner of the subscription amount deposited with the Escrow Agent on behalf of each subscriber for Units and the name, residence address, and social security or taxpayer identification number of each such subscriber.

(f)    All subscriptions received and accepted by the General Partner will, upon the satisfaction at each Closing of the conditions set forth in Sections 8 and 9 hereof, be delivered to the Partnership at each Closing. Any interest earned during the Initial Offering Period on a subscriber’s subscription funds while held in escrow on subscriptions accepted by the General Partner will be applied to the purchase of additional Units for such subscriber. Any interest earned during the Continuing Offering on a subscriber’s subscription funds while held in escrow on subscriptions accepted by the General Partner will be paid to the Partnership. Any interest earned on a subscriber’s subscription funds while held in escrow on subscriptions rejected by the General Partner, together with any subscription amount rejected by the General Partner, will be promptly returned by the Escrow Agent to the Selling Agent in accordance with the Escrow Agreement, either by check payable to the subscriber for prompt transmittal by the Selling Agent to the subscriber (if the subscription was paid with the subscriber’s check), or by wire transfer for prompt credit to the subscriber’s customer account with the Selling Agent (if the subscription was paid by wire transfer from the subscriber’s customer account with the Selling Agent).

(g)    Any amounts credited to a subscriber’s customer account with the Selling Agent for a returned subscription and/or for interest earned will be immediately available for investment or withdrawal from such account. In the event a subscriber’s customer account with the Selling Agent has been closed, any subscription returned and/or interest earned will be paid by check.

(h)    The Selling Agent represents, warrants and covenants that it: (i) maintains anti-money laundering policies and procedures that will comply with all applicable anti-money laundering laws and regulations, including the USA PATRIOT Act; (ii) collects and maintains all documentation and other evidence reasonably related to determining the identity and sources of funding of each person who submits a Subscription Agreement to the Selling Agent, as required by any applicable anti-money laundering laws or regulations to which the Selling Agent is subject; (iii) complies with all applicable anti-money laundering laws, regulations and policies; (iv) will promptly deliver to the General Partner, to the extent permitted by applicable law, notice of any applicable anti-money laundering laws, regulations and policies violation, suspicious activity, suspicious activity investigation or filed suspicious activity report that relates to each person who submits a Subscription Agreement to the Selling Agent; and (v) will cooperate with the General Partner and deliver information reasonably requested by the General Partner concerning each person who purchased Units sold by the Selling Agent necessary for the General Partner to comply with anti-money laundering laws, regulations and policies.

5.    Blue Sky Filings.     The Partnership will use its best efforts to qualify Units for offer and sale under the Blue Sky laws of such jurisdictions as the Selling Agent may reasonably request, to make applications, file documents, and furnish information as may be reasonably required for that purpose, and to comply with such laws so as to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the offer and sale of Units; provided, however, that neither the Partnership nor the General Partner will be required to qualify as or be subject to taxation as a foreign partnership or corporation or to execute a general consent to service of process in any jurisdiction, nor shall the Partnership be obligated to qualify Units for offer or sale in any jurisdiction where the General Partner, in its sole discretion, deems the conditions for such qualification to be unreasonable, unduly burdensome, or excessively expensive. The Partnership further agrees that its counsel will prepare and deliver to the Selling Agent Blue Sky Surveys which will set forth, for the Selling Agent’s guidance, in what manner, at what time, in what amounts, and by whom Units may be offered and sold in jurisdictions requested by the Selling Agent as provided above.

6.    Organizational and Offering Expenses.     The General Partner shall pay all of the costs incurred in connection with the organization of the Partnership and the Initial Offering and, subject to the cap described below, shall be reimbursed for such costs by equal monthly payments from the Partnership over the 36 months following the Initial Closing. Subject to the cap described below, the Partnership shall pay or reimburse the General Partner for all of the costs incurred in connection with the Continuing Offering (the organizational, Initial Offering, and Continuing Offering costs, collectively, the ‘‘Offering Expenses’’). The Offering Expenses shall include all legal, accounting, and auditing fees and expenses of outside firms, filing fees, fees and expenses of the Escrow Agent, costs of printing and mailing all offering materials, marketing costs and expenses, and all other related costs and expenses. Legal, accounting, and auditing fees and expenses of outside firms shall include the legal, accounting, and auditing expenses of the Partnership and the General Partner relating to the offering of Units. Marketing costs and expenses shall include, but not be limited to, the printing and preparation of Sales Literature, mailing costs, the production of audio, video and digital media, including internet-based materials, for use in sales presentations, and the staging of sales seminars and the travel of the General Partner personnel associated therewith, and the salaries, benefits and bonuses of employees of the General Partner involved in marketing activities on behalf of the General Partner as trading advisor to the Partnership. The Partnership shall pay and/or the General Partner shall be reimbursed for such Offering Expenses by the Partnership, up to a maximum of 1.0% of the Partnership’s average month-end Net Assets during any calendar year, provided, however, that the aggregate of such reimbursement amounts, together with the service fees, any portion of the general partner fees and redemption fees payable as described in Section 3(e), shall not exceed fifteen percent (15.0%) of the gross proceeds to the Partnership from the sale of Units at any time. Such expenses will not include the travel and other expenses of the Selling Agent incurred in connection with the marketing of Units, which expenses shall be borne by the Selling Agent.

7.    Closings.

(a)    The Initial Closing, if any, for the acceptance of subscriptions for Units will be held within 10 business days following the end of the Initial Offering Period, as defined in Section 3(b), if the minimum aggregate subscription for Units specified in Section 3(b) is met. Thereafter, Monthly Closings in the Continuing Offering will be held as of the last business day of each month.

(b)    Subject to its right to reject any subscription in its sole discretion in whole or in part at any time prior to acceptance, the General Partner, on behalf of the Partnership, will accept subscriptions for Units properly made and cause proper entry to be made in the Unit register to be maintained by the General Partner. No certificate evidencing Units shall be issued to any subscriber; rather, the Selling Agent will deliver confirmations in its customary form to subscribers whose subscriptions have been accepted by the General Partner at each Closing.

(c)    At each Closing, the delivery, receipt, and acceptance of subscriptions for Units will be subject to the terms and conditions set forth in this Agreement, including the following: (i) payment of the full subscription price for Units and delivery of a properly completed Subscription Agreement by each subscriber; and (ii) compliance with Section 8 hereof. Upon satisfaction of such terms and conditions, the aggregate subscription price for Units (inclusive of any interest earned on such subscriptions while held in escrow in accordance with the Escrow Agreement) will be paid and delivered to the Partnership at each Closing.

8.    Conditions of the Selling Agent’s Obligations.

(a)    The Selling Agent’s obligations to proceed with the offering and sale of Units and each Closing will be subject to: (i) the accuracy of the representations and warranties by the Partnership and the General Partner in this Agreement as of the date hereof and as of the date of such Closing as if such representations and warranties had been made on and as of the date thereof; (ii) the performance by the Partnership and the General Partner of their respective covenants and agreements herein; and (iii) the additional conditions precedent set forth below.

(b)    Except as indicated below, at each Closing, the additional conditions precedent are as follows:

(i)    The Registration Statement will have become effective. No stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings for that purpose will have been instituted or be pending or, to the knowledge of the Partnership or the Selling Agent, be contemplated or threatened by the SEC. No order preventing or suspending the use of the Prospectus will have been issued and no proceedings for that purpose will have been instituted or be pending or, to the knowledge of the Partnership or the Selling Agent, be contemplated or threatened by the SEC, CFTC, NASD, or NFA. Any requests of the SEC, CFTC, NASD, or NFA for additional information (to be included in the Registration Statement or the Prospectus or otherwise) will have been complied with to the Selling Agent’s satisfaction.

(ii)    The Selling Agent will not have advised the Partnership or the General Partner that, in its opinion, the Registration Statement or the Prospectus contains any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.

(iii)    At the request of the Selling Agent, the General Partner will have furnished to the Selling Agent a certificate, dated the date of the Closing and in form and substance satisfactory to the Selling Agent, to the effect that:

(A)    The representations and warranties by the Partnership and the General Partner in this Agreement are true, accurate, and complete on and as of the date of the Closing as if made on the date of the Closing.

(B)    No stop order suspending the effectiveness of the Registration Statement has been issued by the SEC and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the General Partner, are contemplated or threatened under the
1933 Act. No order preventing or suspending the use of the Prospectus has been issued by the SEC, CFTC, NASD, or NFA and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the General Partner, are contemplated or threatened under the 1933 Act or the CEAct.

(C)    The Partnership and the General Partner have performed all of their obligations and satisfied all of the conditions on their part to be performed or satisfied under this Agreement, the Escrow Agreement, and the Futures Agreement at or prior to the date of the Closing.

(D)    The General Partner has made its capital contribution to the Partnership and has met the net worth standard required of it by the Limited Partnership Agreement.

(iv)    Cadwalader, Wickersham & Taft LLP, counsel to the General Partner and the Partnership, shall deliver its opinion to the parties hereto solely at the Initial Closing, in form and substance satisfactory to the parties hereto, to the effect that:

(A)    The Limited Partnership Agreement provides for the subscription for and sale of the Units; all action required to be taken by the General Partner and the Partnership as a condition to the subscription for and sale of the Units to qualified subscribers therefor has been taken; and, upon payment of the consideration therefor specified in the accepted Subscription Agreements, the Units will constitute valid limited partnership interests in the Partnership and each subscriber who purchases Units will become a Limited Partner, subject to the requirements that each such purchaser shall have duly completed, executed, and delivered to the Partnership a Subscription Agreement relating to the Units purchased by such purchaser, that such purchaser meets all applicable suitability standards, and that the representations and warranties of such purchaser in the Subscription Agreement are true and correct and that such purchaser is included as a Limited Partner in the Partnership’s records. Such counsel need not independently verify compliance with such requirements.

(B)    The Partnership is a limited partnership duly formed pursuant to its Certificate of Limited Partnership, its Limited Partnership Agreement, and the DRULPA and is validly existing under the laws of the State of Delaware with full partnership power and authority to conduct the business in which it proposes to engage as described in the Registration Statement and the Prospectus and to perform its obligations under the Limited Partnership Agreement, the Futures Agreement, the Escrow Agreement, and this Agreement; and the Partnership has received a Certificate of Authority to do business in the State of Florida as contemplated under Section 620.1902 of the Florida Revised Uniform Limited Partnership Act of 2005 and need not effect any other filings or qualifications under the laws of any other jurisdictions to conduct its business as described in the Registration Statement and the Prospectus.

(C)    The General Partner and its ‘‘principals,’’ as defined in CFTC Rule 3.1(a), and the Partnership have all federal and state governmental, regulatory, self-regulatory and exchange approvals, licenses, registrations, and memberships, and have effected all filings with federal and state governmental regulators, self-regulatory organizations and exchanges required to conduct their business and to act as described in the Registration Statement and the Prospectus, or required to perform their obligations under the Limited Partnership Agreement, the Futures Agreement, the Escrow Agreement, and this Agreement, except for such approvals, licenses, registrations, memberships, and filings the absence of which would not have a material adverse effect on the ability of the Partnership or the General Partner to act as described in the Registration Statement and the Prospectus, or to perform their obligations under such agreements, and, to the best of such counsel’s knowledge, after due investigation, none of such approvals, licenses, registrations, memberships, or filings has been rescinded, revoked, or suspended.

(D)    The Limited Partnership Agreement, the Futures Agreement, the Escrow Agreement, and this Agreement have been duly and validly authorized, executed, and delivered by or on behalf of the General Partner and/or the Partnership, as the case may be, and the Limited Partnership Agreement constitutes a valid and binding agreement of the General Partner, the Escrow Agreement constitutes a valid and binding agreement of the Partnership, and this Agreement constitutes a valid and binding agreement of the Partnership and the General Partner, and, in the case of each valid and binding agreement above, the agreement is enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the enforceability generally of rights of creditors and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except as enforceability of the indemnification and exculpation provisions may be limited by applicable law or public policy.

(E)    The execution and delivery of the Limited Partnership Agreement, the Futures Agreement, the Escrow Agreement, and this Agreement, as applicable, the offer and sale of the Units by the Partnership, the incurrence of the obligations herein and therein set forth, and the consummation of the transactions contemplated herein, therein, and in the Prospectus, will not be in contravention of the General Partner’s certificate of incorporation or bylaws, the Certificate of Limited Partnership, or the Limited Partnership Agreement, and, to the best of such counsel’s knowledge, based upon due inquiry of certain officers of the General Partner, will not violate, or constitute a breach of, or default under, any other agreement or instrument known to such counsel by which the General Partner or the Partnership is bound, and will not violate any order known to such counsel, or any law, rule, or regulation applicable to the General Partner or the Partnership of any court, governmental body, administrative agency, panel, or self-regulatory organization having jurisdiction over the General Partner or the Partnership.

(F)    To such counsel’s knowledge, based upon due inquiry of certain officers of the General Partner, except as disclosed in the Prospectus, there are no actions, suits, or proceedings at law or in equity pending or threatened before or by any court, governmental body, administrative agency, panel, or self-regulatory organization, nor have there been any such actions, suits, or proceedings within the five years preceding the date of the Prospectus against the General Partner or the Partnership which are required to be disclosed in the Registration Statement or Prospectus.

(G)    The information in the Prospectus under the captions ‘‘Summary – Principal Tax Aspects of Owning Units,’’ ‘‘The Risks You Face – Tax Risks and Considerations,’’ ‘‘Certain ERISA Considerations,’’ ‘‘Material Federal Income Tax Considerations,’’ and ‘‘The Limited Partnership Agreement,’’ to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by such counsel and is correct.

(H)    The Registration Statement is effective under the 1933 Act and, to the best of such counsel’s knowledge, no proceedings for a stop order are pending or threatened under Section 8(d) of the 1933 Act or any Blue Sky laws.

(I)    At the time the Registration Statement became effective, the Registration Statement, and at the time the Prospectus was issued and as of the Closing, the Prospectus, complied as to form in all material respects with the requirements of the 1933 Act, the SEC Regulations, the CEAct, the CFTC Rules, and the rules of the NASD and NFA.

(J)    Based upon reliance on certain SEC ‘‘no-action’’ letters, as of the Initial Closing, the Partnership need not register as an ‘‘investment company’’ under the Investment Company Act of 1940, as amended, nor will the General Partner, in connection with its services to the Partnership as described in the Prospectus, be required to register as an ‘‘investment adviser’’ under the Investment Advisers Act of 1940, as amended.

(K)    Nothing has come to such counsel’s attention that would lead them to believe that the Registration Statement at the time it became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus at the time it was issued or at the Initial Closing contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that such counsel need express no opinion or belief (1) as to the information in the Registration Statement or the Prospectus regarding the Selling Agent, the Clearing Broker, or their respective principals, (2) as to the financial statements, notes thereto and other financial or statistical data set forth in the Registration Statement and the Prospectus, or (3) as to the performance data and notes or descriptions thereto set forth in the Registration Statement and the Prospectus.

In rendering its opinion, such counsel may rely on information obtained from public officials, officers of the General Partner, and other sources believed by it to be responsible, and may assume that signatures on all documents examined by it are genuine, and that a Subscription Agreement, in the form referred to in the Prospectus, has been duly authorized, completed, dated, executed, and delivered and funds representing the full subscription price for the Units purchased have been delivered by each purchaser of Units in accordance with the requirements set forth in the Prospectus.

(v)    All agreements contemplated herein or in the Registration Statement or the Prospectus shall have been duly executed and delivered.

9.    Indemnification.

(a)    The Partnership agrees to indemnify, defend, and hold harmless the Selling Agent and its ‘‘affiliates’’ (as defined in Section 9(c)) from and against any loss, liability, damage, cost, and expense (including attorneys’ and accountants’ fees and expenses incurred in investigating or defending any demands, claims, or lawsuits), actually and reasonably incurred as a result of any act, omission, activity, or conduct undertaken pursuant to this Agreement by the Selling Agent that arises out of or is based upon (i) any untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement thereto, or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, or any amendment or supplement thereto, in light of the circumstances under which such statements were made), (ii) any breach of any misrepresentation, warranty, covenant or agreement made by the Partnership or the General Partner in this Agreement, provided that (A) the Selling Agent has determined, in good faith at the time of such event, that the act, omission, activity, or conduct giving rise to the claim for indemnification was in the best interests of the Partnership, and (B) the act, omission, activity, or conduct that was the basis for such loss, liability, damage, cost, or expense was not the result of (1) misconduct or negligence of the Selling Agent or (2) a breach by the Selling Agent of any representation, warranty or agreement in this Agreement or any certificate delivered pursuant to this Agreement, or the failure by the Selling Agent to perform any covenant or undertaking made by the Selling Agent in this Agreement. The indemnity in this Section 9(a) is in addition to any liability that the Partnership may otherwise have and will extend, upon the same terms and conditions, to each person, if any, who controls an indemnified person within the meaning of the 1933 Act. Notwithstanding anything to the contrary contained in the foregoing, neither the Selling Agent nor its affiliates shall be indemnified by the Partnership for any losses, liabilities, or expenses arising from or out of an alleged violation of federal or state securities laws unless: (x) there has been a successful adjudication on the merits of each count involving alleged securities laws violations as to the particular indemnitee, or (y) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (z) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and related costs should be made, provided, with regard to such court approval, the indemnitee must apprise the court of the position of the SEC, and the positions of those states and jurisdictions in which the plaintiffs claim that they were offered or sold Units, with respect to indemnification for securities laws violations before seeking court approval for indemnification. Furthermore, in any action or proceeding brought by a Limited Partner in the right of the Partnership to which the Selling Agent or any affiliate of the Selling Agent is a party defendant, any such person shall be indemnified only to the extent and subject to the conditions specified in the DRULPA and this Section 9(a). The Partnership shall make advances of legal fees or expenses or accounting fees or expenses to the Selling Agent or its affiliates hereunder only if: (1) the demand, claim, or lawsuit relates to the performance of duties or services by such persons for the Partnership; (2) such demand, claim, or lawsuit is not initiated by a Limited Partner; and (3) such advances are repaid, with interest at the legal rate under Delaware law, if the person receiving such advance is ultimately found not to be entitled to indemnification hereunder.

(b)    The Selling Agent agrees to indemnify, hold harmless, and defend the Partnership, the General Partner, their respective ‘‘affiliates’’ (as defined in Section 9(c)), and their respective successors and assigns, from and against any loss, claim, damage, liability, cost, and expense, joint or several (including attorneys’ and accountants’ fees and expenses incurred in investigating or defending any demands, claims, or lawsuits), to which any indemnified party may become subject under the
1933 Act, the 1934 Act, the CEAct, the Blue Sky law of any jurisdiction, or otherwise (including in connection with the settlement of claims approved in advance by the Selling Agent and in connection with any administrative proceedings), in respect of the offer or sale of Units, insofar as such loss, claim, damage, liability, cost, or expense arises out of, or is based upon: (i) a breach by the Selling Agent of any representation, warranty, or agreement in this Agreement or any certificate delivered pursuant to this Agreement, or the failure by the Selling Agent to perform any covenant or undertaking made by the Selling Agent herein; or (ii) a misleading or untrue statement of a material fact made in the Registration Statement, the Prospectus or any Sales Literature, or an omission to state a material fact therein which is required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and any Sales Literature, in light of the circumstances under which they were made) not misleading, provided such statement or omission relates specifically to the Selling Agent, or was made in reliance upon, and in conformity with, written information or instructions furnished by or on behalf of the Selling Agent or the Selling Agent’s agents. The indemnity in this Section 9(b) is in addition to any liability that the Selling Agent may otherwise have and will extend, upon the same terms and conditions, to each person, if any, who controls an indemnified person within the meaning of the 1933 Act.

(c)    As used in this Section 9, the term ‘‘affiliate’’ of a person shall mean: (i) any natural person, partnership, corporation, association, or other legal entity directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such person; (ii) any partnership, corporation, association, or other legal entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by such person; (iii) any natural person, partnership, corporation, association, or other legal entity directly or indirectly controlling, controlled by, or under common control with, such person; or (iv) any officer, director, or partner of such person. Notwithstanding the foregoing, solely for purposes of determining eligibility for indemnification under Section 9(a), the term ‘‘affiliate’’ shall include only those persons performing services for the Partnership.

(d)    Promptly after receipt by an indemnified party under Section 9(a) or (b) hereof of notice of the commencement of any action, claim, or proceeding to which any of such subsections may apply, the indemnified party will notify the indemnifying party in writing of the commencement thereof if a claim in respect thereof is to be made against the indemnifying party under any of such subsections; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to the indemnified party otherwise than under any of such subsections, except where such omission has materially prejudiced the indemnifying party. In case any action, claim, or proceeding is brought against an indemnified party and the indemnified party notifies the indemnifying party of the commencement thereof as provided above, the indemnifying party will be entitled to participate therein and, to the extent that the indemnifying party desires, to assume the defense thereof with counsel selected by the indemnifying party and not unreasonably disapproved by the indemnified party. After notice from the indemnifying party to the indemnified party of the indemnifying party’s election so to assume the defense thereof as provided above, the indemnifying party will not be liable to the indemnified party under any of such subsections for any legal and other expenses subsequently incurred by the indemnified party in connection with the defense thereof, other than reasonable costs of investigation.

(e)    Notwithstanding Section 9(d), if, in any action, claim, or proceeding as to which indemnification is or may be available under Section 9(a) or (b) hereof, an indemnified party reasonably determines that its interests are or may be adverse, in whole or in part, to the indemnifying party’s interests or that there may be legal defenses available to the indemnified party which are different from, in addition to, or inconsistent with, the defenses available to the indemnifying party, the indemnified party may retain its own counsel in connection with such action, claim, or proceeding, and will be indemnified by the indemnifying party for any legal and other expenses reasonably incurred in connection with investigating or defending such action, claim, or proceeding.

(f)    In no event will the indemnifying party be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action, claim, or proceeding, or in connection with separate but similar or related actions, claims, or proceedings, in the same jurisdiction arising out of the same general allegations. The indemnifying party will not be liable for any settlement of any action, claim, or proceeding effected without the indemnifying party’s express written consent, but if any action, claim, or proceeding is settled with the indemnifying party’s express written consent or if there is a final judgment for the plaintiff in any such action, claim, or proceeding, the indemnifying party will indemnify, defend, and hold harmless an indemnified party as provided in Section 9(a) or (b) hereof, as applicable.

(g)    The exculpation provisions in the Limited Partnership Agreement shall not relieve any party thereto from any liability it may have or incur to any party under this Agreement; nor shall any party thereto be entitled to be indemnified by any party thereto pursuant to the indemnification provisions contained in such agreements, against any loss, liability, damage, cost, or expense it may incur under this Agreement.

10.    Termination.     Each of the parties shall have the right to terminate this Agreement as to itself at any time prior to a Closing by giving written notice of such termination to the other parties. The General Partner may at any time withdraw the Registration Statement or otherwise terminate the Partnership’s application for registration of Units with the SEC or any state under that state’s Blue Sky law.

11.    Survival.     The respective indemnities, agreements, obligations, representations, warranties, and other statements of the parties hereto set forth in this Agreement or in any certificates delivered pursuant hereto will remain in full force and effect (regardless of any investigation or any statement as to the results thereof made by, or on behalf of, the Selling Agent, the Partnership, the General Partner or any officer, director, controlling person, or agent of any of the foregoing) and will survive the delivery of and payment for Units and the termination or expiration of this Agreement, and each Closing.

12.    Notices.     All notices required or desired to be given under this Agreement must be in writing and will be effective when given personally on the date delivered or, when given by mail, on the date of receipt, addressed as follows (or to such other address as the party entitled to notice hereafter designates in accordance with the terms hereof):

if to the Partnership or the General Partner:

JWH GlobalAnalytics Fund, L.P.
c/o John W. Henry & Company, Inc.
301 Yamato Road
Suite 2200
Boca Raton, Florida 33431

Attn:    ________________
               ________________

if to the Selling Agent:

Attn:	________________
________________

13.    Successors.     This Agreement will be binding upon and inure solely to the benefit of the Selling Agent, the Partnership and the General Partner (and to the extent provided in Section 9 hereof, the ‘‘affiliates’’ of the Partnership, the General Partner, the Selling Agent, and the respective heirs, executors, administrators, successors, and assigns of such persons), and no other person will acquire or have any rights under or by virtue of this Agreement. No purchaser of Units will be deemed to be a successor or assign to any party hereto merely by reason of such purchase.

14.    Assignment; Amendment.     This Agreement may not be assigned by any party hereto without the prior express written consent of all other parties. This Agreement may not be amended except by the express written consent of all parties hereto.

15.    Governing Law; Venue.     This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. If any action or proceeding shall be brought by a party to this Agreement to enforce any right or remedy under this Agreement, each party hereto hereby consents and will submit to the jurisdiction of the courts of the State of New York or any federal court sitting in the County, City and State of New York. Any action or proceeding brought by any party to this Agreement to enforce any right, assert any claim or obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in the courts of the State of New York or any federal court sitting in the County, City and State of New York.

16.    Counterparts.      This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

If the foregoing Agreement is satisfactory to you, please so indicate by signing at the place provided below.

JWH GlobalAnalytics Fund, L.P.
By:	John W. Henry & Company, Inc.,
General Partner
By:
Name:
Title:
John W Henry & Company, Inc.
By:
Name:
Title:

Accepted and agreed:

For the offer and sale of (please check all that apply):

            Standard Series Units

            Advisory Series Units

Name of Selling Agent
By:
Name:
Title: